EXHIBIT 10.5

Execution Version

OMNIBUS AMENDMENT AGREEMENT

This OMNIBUS AMENDMENT AGREEMENT (this “Amendment”), dated as of July 16, 2019, is entered into by and among APPLIED DNA SCIENCES, INC., a Delaware corporation (the “Company”) and each of the investors listed on Schedule I attached hereto (each, a “Buyer” and collectively, the “Buyers”).

WITNESSETH:

WHEREAS, the Company and each Buyer party thereto entered into that certain Securities Purchase Agreement, dated as of August 31, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “August Securities Purchase Agreement”) and the Company and each Buyer party thereto entered into that certain Securities Purchase Agreement, dated as of November 29, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “November Securities Purchase Agreement” and together with the August Securities Purchase Agreement, the “Securities Purchase Agreements”), pursuant to which the Company sold, and each Buyer purchased, on a several and not joint basis the principal amount of the Notes issued pursuant to the Securities Purchase Agreements (as such Notes may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Notes”); and

WHEREAS, the Company and each Buyer party thereto entered into that certain Registration Rights Agreement, dated as of August 31, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “August Registration Rights Agreement”) and the Company and each Buyer party thereto entered into that certain Registration Rights Agreement, dated as of November 29, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “November Registration Rights Agreement” and together with the August Registration Rights Agreement, the “Registration Rights Agreements”), pursuant to which the Company sold, and each Buyer purchased, on a several and not joint basis the principal amount of the Notes issued pursuant to the Securities Purchase Agreements (as such Notes may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Notes”); and

WHEREAS, the Company has requested and the Buyers, by their execution and acknowledgement hereof, have each agreed, subject to the terms of this Amendment, to amend the Securities Purchase Agreements and the Registration Rights Agreements, as provided herein.

NOW, THEREFORE, the parties hereto hereby agree as follows, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound:

1.          Definitions. Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings given to such terms in the applicable Securities Purchase Agreement or the applicable Registration Rights Agreement, as applicable.

2.          Amendment to the Securities Purchase Agreements.

(a)          The second Whereas of each of the Securities Purchase Agreements is hereby amended and restated, in its entirety, as follows:

“Each Buyer wishes to purchase on a several and not a joint basis, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that principal amount of the Notes, in substantially the form attached hereto as Exhibit A (the “Notes”), set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto. The Notes will be one of an issue of senior secured convertible notes of the Company issued pursuant to a securities purchase agreement by and among the parties thereto (such other secured convertible notes, the “Other Notes” and collectively with the Notes, the “Company Notes”).”

(b)          The last paragraph of Section 2(f) of each of the Securities Purchase Agreements is hereby amended and restated, in its entirety, as follows:

“If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Business Days following the delivery by the Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Buyer as may be required above in this Section 2(f), as directed by the Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Conversion Shares, credit the aggregate number of shares of Common Stock to which the Buyer shall be entitled to the Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program or the Securities are not shares of Common Stock, issue and deliver (via reputable overnight courier) to the Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of the Buyer or its designee.”

(c)          Section 2(k) of each of the Securities Purchase Agreements is hereby amended and restated, in its entirety, as follows:

“Sold to Various Buyers. Such Buyer understands that the Notes (i) may be sold to various buyers in one or more Closings, (ii) will generally be for a term of three years but may have varying maturity dates, (iii) may be purchased by officers and directors of the Company, (iv) regardless of issue or sale date, will be secured on a pari passu basis by the same Security Document, and the perfection of any related security interest is not required to occur until 30 days after the first Closing Date and (v) may be issued in a principal amount of up to $5,500,000. In addition, Buyer understands that a majority of the principal amount of the Notes outstanding prior to the date hereof have been purchased by the Chief Executive Officer of the Company (the “CEO”). Buyer also understands that so long as the principal amount of the Company Notes does not exceed $5,500,000 the Company may offer and sale additional Company Notes to existing holders or new investors without such Buyer’s prior consent or approval. Further, Buyer understands that an affirmative vote of the holders of at least 70% of the outstanding principal of the Company Notes are required to direct the approval of amendments to the Transaction Documents and to control the demand rights granted pursuant to the Registration Rights Agreement, an affirmative vote of holders of at least 50% of the outstanding principal of the Company Notes are required to direct the actions of the Collateral Agent and an affirmative vote of at least 30% of the outstanding principal of the Company Notes is required to call an Event of Default (as defined in the Company Notes).”

(d)          Each of the Securities Purchase Agreements is hereby amended by adding the following Section 3(f) as follows:

“(f) Material Assets of Subsidiaries. Other than LineaRX, Inc., a Delaware corporation and APDN (B.V.I.) Inc., a corporation organized under the laws of the British Virgin Islands, no Subsidiary of the Company holds any material assets of the Company.”

(e)          Section 4(d)(v) of each of the Securities Purchase Agreements is hereby amended and restated, in its entirety, as follows:

“The Collateral Agent may resign or be removed by the holders of the Company Notes (by an affirmative vote of the holders of at least 50% of the outstanding principal of the Company Notes) as Collateral Agent hereunder at any time upon at least thirty (30) days’ prior notice. If the Collateral Agent at any time shall resign, the holders of the Company Notes shall (by an affirmative vote of the holders of at least 50% of the outstanding principal of the Company Notes), within ten (10) days after such notice appoint a successor Collateral Agent which shall thereupon become the Collateral Agent hereunder and under the Security Document. If no successor Collateral Agent shall have been so appointed, and shall have accepted such appointment, within the above time frame the retiring Collateral Agent may appoint a successor. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall be entitled to receive from the retiring Collateral Agent such documents of transfer and assignment as such successor Collateral Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement. After the effective date of any retiring Collateral Agent’s resignation hereunder as collateral agent, the provisions of this section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.”

(f)          Section 4(d)(vi) of each of the Securities Purchase Agreements is hereby amended and restated, in its entirety, as follows:

“The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any default unless the Collateral Agent has received a copy of a notice thereof from a Buyer referring to this Agreement and describing such default. In the event that the Collateral Agent receives such a notice, the Collateral Agent shall promptly give notice thereof to the other holders of the Company Notes and to the Company. The Collateral Agent shall be permitted to take such action with respect to any default as provided in this Agreement and the Security Document.”

(g)          Section 4(d)(viii) of each of the Securities Purchase Agreements is hereby amended and restated, in its entirety, as follows:

“Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to its creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings including, without limitation, all amounts received by the Collateral Agent on behalf of the Buyers, or received by the Buyers, shall be paid by the Company in accordance with its outstanding Secured Obligations (as defined in the Security Document) to each of the Buyers in accordance with clause (xi) below. Any and all amounts referred to in this clause (viii) or any other amounts or proceeds of collateral received by any of the Buyers (x) shall be held in trust for the benefit of all of the holders of the Company Notes, (y) shall be immediately delivered by the applicable Buyers to the Collateral Agent in the amount and form received, and (z) shall be apportioned, paid over or delivered among the holders of the Company Notes in accordance with clause (xi) of this Agreement.”

(h)          Section 4(d)(ix) of each of the Securities Purchase Agreements is hereby amended and restated, in its entirety, as follows:

“Except as provided by law, the security interests in the Collateral shall be for the ratable benefit of the holders of the Company Notes, shall rank equally in priority, none being senior or subordinate to any other. No Buyer shall contest the validity, perfection, priority or enforceability of the lien of any other holder of the Company Notes in the Collateral. Each Buyer, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral under this Agreement, the Security Document, pursuant to applicable law, or otherwise, it being understood and agreed by each Buyer that all rights and remedies under this Agreement, the Security Document, pursuant to applicable law, or otherwise, may be exercised solely by the Collateral Agent for the benefit of the Buyers in accordance with the provisions of this Agreement and the Security Document.”

(i)          Section 4(d)(xi) of each of the Securities Purchase Agreements is hereby amended and restated, in its entirety, as follows:

“Any and all Collateral Proceeds Amount and any other amounts or proceeds of Collateral received by any of the Buyers shall be held in trust for the benefit of all of the holders of the Company Notes, shall be immediately delivered by the applicable Buyer to the Collateral Agent in the amount and form received, and, subject to the rights to any of the Collateral Proceeds Amount or such other amounts or proceeds of Collateral of the holders of the other security interests in the Collateral referred to in clause (x) above, shall be apportioned, paid over or delivered as follows: first, to the Collateral Agent for the payment or reimbursement of any expenses and fees of, or any other amount payable to, the Collateral Agent hereunder or under the Security Document, and next, among the holders of the Company Notes on a pro rata basis to each in accordance with the Company’s outstanding obligations to each of the holders of the Company Notes.”

(j)          Each of the Securities Purchase Agreements is hereby amended by adding the following Section 4(e), 4(f), 4(g) and 4(h) as follows:

“(e)          Ranking. All payments due under the Notes shall rank pari passu with the Other Notes.

(f)          After-Acquired Subsidiary. The Company will, upon the acquisition or creation of any Subsidiary after the date hereof (each subsidiary, an “After-Acquired Subsidiary”), cause such After-Acquired Subsidiary (i) to execute a guaranty guaranteeing the principal and interest of the Notes with the Collateral Agent for the ratable benefit of the holders of the Company Notes and (ii) to grant to the Collateral Agent, for the ratable benefit of the holders of the Company Notes, a security interest in all of such After-Acquired Subsidiary’s tangible and intangible assets.

(g)          Subsidiary Collateral Sales. In the event the Company sells any assets (other than asset sales in the ordinary course) of any Subsidiary after the date hereof or causes such Subsidiary to sell any assets (other than asset sales in the ordinary course), the Company will first offer the net proceeds of such asset sale to repay the Company Notes on a pro rata basis to each holder of the Company Notes in accordance with the Company’s outstanding obligations to each of the holders of the Company Notes. The Company shall provide 10 days prior written notice of such asset sale (the “Asset Sale Notice”) to the holders of the Company Notes. If the Buyer exercises its right to receive the net proceeds of such asset sale on a pro rata basis, such Buyer must provide notice in writing to the Company on or before the fifth Trading Day following the date on which the Asset Sale Notice was delivered to the Buyer; provided that if the Company receives no such notice in writing from the Buyer, such Buyer shall be deemed to have notified that Company that it does not elect such right to receive the net proceeds of such asset sale on a pro rata basis.

(h)          Loans to Subsidiaries. After the date hereof, the Company shall not, directly or indirectly, lend to or invest in, any Subsidiary of the Company without causing such Subsidiary (i) to execute a guaranty in the amount of such funds received from the Company guaranteeing the principal and interest of the Notes with the Collateral Agent for the ratable benefit of the holders of the Company Notes and (ii) to grant to the Collateral Agent, for the ratable benefit of the holders of the Company Notes, a security interest in the amount of such funds received from the Company in all of such Subsidiary’s tangible and intangible assets.”

(k)          Section 9(e) of each of the Securities Purchase Agreements is hereby amended and restated, in its entirety, as follows:

“Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyer, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. In no event shall any amendment, modification or waiver be made to this Agreement which would adversely affect the economic terms of the holders of the Company Notes, including but not limited to any change in the Conversion Price, Maturity Date, Collateral, interest rate or schedule of payment, redemptions or conversion, or any sale or change in the holders priority in the Collateral subject to a security interest, without the prior written consent of each holder of the Company Notes.. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders (as defined in the Note), and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on the Buyer and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Notes. The Company has not, directly or indirectly, made any agreements with the Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, the Buyer has not made any commitment or promise or has no other obligation to provide any financing to the Company or otherwise.”

3.          Amendment to the Registration Rights Agreements.

(a)          The first Whereas of each of the Registration Rights Agreements is hereby amended to add the following sentence at the end of the paragraph:

“The Notes will be one of an issue of senior secured convertible notes of the Company issued pursuant to a securities purchase agreement by and among the parties thereto (such other secured convertible notes, the “Other Notes” and collectively with the Notes, the “Company Notes”).”

(b)          The definition of “Registrable Securities” in Section 1(i) in each of the Registration Rights Agreements is hereby deleted in its entirety and replaced with the following:

Registrable Securities” means (i) the Conversion Shares issued or issuable upon conversion or redemption of the Company Notes and (ii) any share capital of the Company issued or issuable with respect to the Conversion Shares or the Company Notes as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

(c)          The definition of “Required Holders” in Section 1(k) in each of the Registration Rights Agreements is hereby deleted in its entirety and replaced with the following:

“Required Holders” means the holders of at least 70% of the Registrable Securities.

4.          Ratification. This Amendment shall be construed in connection with and as a part of each of the Securities Purchase Agreements, as applicable, and each of the Registration Rights Agreements, as applicable, and, except as expressly amended by this Amendment, all terms, conditions, covenants, representations and warranties contained in each of the Securities Purchase Agreements and the Registration Rights Agreements are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Securities Purchase Agreements and the Registration Rights Agreements, without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment.

5.          Parties Bound. This Amendment shall be binding on and inure to the benefit of (i) the Company and (ii) the Buyers, as well as each of their respective heirs, executors, administrators, legal representatives, successors and assigns, except as otherwise expressly provided for herein.

6.          Counterparts and Signatures. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument. The transmission or receipt of a facsimile or similar communication being a reproduction of a party’s signature or initial shall produce the same legal result as the transmission or receipt of an original signature or initial.

7.          Severability of Provisions. Any provision of this Amendment which is prohibited and unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibitive or enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

8.          Section Headings. The Section headings used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

9.          Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

COMPANY:

APPLIED DNA SCIENCES, INC., a Delaware corporation

By:	/s/ Beth Jantzen
Print Name: Beth Jantzen, CPA
Its: Chief Financial Officer

[Signatures Continue on Following Page]

Signature Page to Omnibus Amendment Agreement

ACKNOWLEDGED AND CONSENTED TO BY BUYERS:

By:	/s/ James A. Hayward
Print Name: James A. Hayward

By:	/s/ Judith Murrah
Print Name: Judith Murrah

By:	/s/ Yavoc Shamash
Print Name: Yavoc Shamash

By:	/s/ Robert Catell
Print Name: Robert Catell

By:	/s/ Elizabeth Schmalz Ferguson
Print Name: Elizabeth Schmalz Ferguson

By:	/s/ Gregg Baldwin
Print Name: Gregg Baldwin

By:	/s/ William Montgomery
Print Name: William Montgomery

By:	/s/ Johnette van Eeden
Print Name: Johnette van Eeden

By:	/s/ John Cartier
Print Name: John Cartier

By:	/s/ Wayne Buchen
Print Name: Wayne Buchen

Signature Page to Omnibus Amendment Agreement

ACKNOWLEDGED AND CONSENTED TO BY BUYERS (continued):

Delabarta II

By:	/s/ John F. Bitzer III
Print Name: John F. Bitzer III
Title: President

The Rodgers Living Trust Dated April 7, 1995

By:	/s/ Jay D. Rodgers
Print Name: Jay D. Rodgers
Title: Trustee

Signature Page to Omnibus Amendment Agreement

SCHEDULE I
SCHEDULE OF BUYERS

Buyer	Address for Notices
James A. Hayward	1 Emmet Drive, Stony Brook, NY 11790 and 50 Health Sciences Drive, Stony Brook, NY 11790
Judith Murrah	8 Old Post Lane, Saint James, NY 11780
Delabarta II	c/o Delaware Corporate Management, 1105 North Market Street, Suite 1300, Wilmington, DE 19801
Yavoc Shamash	7 Quaker Hill Road, Stony Brook, NY 11790
Robert Catell	62 Osborne Road, Garden City, NY 11530
Elizabeth Schmalz Ferguson	101 Jersey Avenue, Spring Lake, NJ 07762
The Rodgers Living Trust Dated April 7, 1995	1277 Porter Road, Flower Mound, TX 75022
Gregg Baldwin	3391 Ichabod Way, The Villages, FL 32163
William Montgomery	34211 Seavey Loop Road, Eugene, OR 97405
Johnette van Eeden	451 Westpark Way, Suite 5, Euless, TX 76040
John Cartier	P.O. Box East Hampton, NY 11937
Wayne Buchen	50 Health Sciences Drive, Stony Brook, NY 11790

Schedule I to Omnibus Amendment Agreement